                                                                    EXHIBIT 10.1

                              PURCHASE AGREEMENT

                         dated as of September 19, 1996

                                 by and between

                         NEWBRIDGE LATIN AMERICA, L.P.

                                      and

                            MTEL LATIN AMERICA, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----
1.   Purchase and Sale of the Shares...............................    2
     1.1    Agreement to Purchase and Sell.........................    2
     1.2    Closing................................................    3
     1.3    Delivery and Payment...................................    3
     1.4    Common Shares Purchase Price...........................    3

2.   Representations and Warranties of Mtel LATAM..................    4
     2.1    Incorporation and Organization.........................    4
     2.2    Subsidiaries...........................................    5
     2.3    Capitalization.........................................    6
     2.4    Authorization; Valid and Binding
            Agreements.............................................    8
     2.5    Financial Statements...................................    9
     2.6    Undisclosed Liabilities................................   10
     2.7    No Conflicts, Violation, Etc...........................   10
     2.8    Consents...............................................   11
     2.9    Exemption from Securities Act..........................   11
     2.10   Litigation.............................................   11
     2.11   No Material Adverse Change.............................   12
     2.12   Compliance with Laws...................................   12
     2.13   Certificates, Authorizations, Permits
            and Licenses...........................................   12
     2.14   Intellectual Property..................................   13
     2.15   Expenditures...........................................   13
     2.16   Affiliate Transactions.................................   14
     2.17   Foreign Corrupt Practices Act..........................   14
     2.18   Brokers................................................   14
     2.19   Waiver and Consent.....................................   14
     2.20   Employee Benefit Plans.................................   14
     2.21   Contracts..............................................   15

3.   Representations and Warranties of
     the Purchaser.................................................   15
     3.1    Organization...........................................   15
     3.2    Authority..............................................   15
     3.3    Consents...............................................   16
     3.4    No Conflicts, Violation, Etc...........................   16
     3.5    Purchase for Investment................................   17
     3.6    Additional Purchaser Representation....................   20

4.   Counterparts..................................................   20

5.   Successors and Assigns........................................   20

6.   Collateral Agreements, Amendments and Waivers.................   21

7.   Expenses......................................................   21

                                                                     Page
                                                                     ----
8.   Invalid Provisions............................................   21

9.   Consolidation.................................................   21

10.  Survival of Representations and Warranties....................   22

11.  Notices.......................................................   22

12.  No Third-Party Beneficiaries..................................   23

13.  Law Governing.................................................   23

14.  Further Assurances............................................   23

15.  Headings......................................................   24

16.  No Recourse Against Others....................................   24

17.  Mtel LATAM's Knowledge........................................   24

18.  Exclusion from Plan Assets under ERISA........................   24

                               PURCHASE AGREEMENT
                               ------------------


          This PURCHASE AGREEMENT (this "Agreement"), dated as of September 19, 1996, by and between MTEL LATIN AMERICA, INC., a Delaware corporation ("Mtel LATAM"), and Newbridge Latin America, L.P., a Cayman Islands limited partnership (the "Purchaser").

          WHEREAS, Mtel LATAM desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from Mtel LATAM, 2,000 shares (the "Common Shares") of common stock, par value $.01 per share, of Mtel LATAM (the "Common Stock") and 18,500 shares (the "Preferred Shares" and together with the Common Shares, the "Shares") of Cumulative Redeemable Variable Rate Preferred Stock, par value $0.01 per share, of Mtel LATAM (the "Preferred Stock" and together with the Common Stock, the "Securities");

          WHEREAS, Mtel LATAM, Mtel Puerto Rico, Inc. ("Mtel Puerto Rico"), a Delaware corporation and a wholly-owned subsidiary of Mtel LATAM, and the Purchaser have previously entered into a Purchase Agreement and a Stockholders and Exchange Rights Agreement (collectively, the "Puerto Rico Documents"), pursuant to which, among other things, Mtel Puerto Rico has agreed to issue to the Purchaser and the Purchaser has agreed to acquire from Mtel Puerto Rico, 3,500 shares (the "Puerto Rico Shares") of 12% Cumulative Redeemable Preferred Stock, par value $.01 per share, of Mtel Puerto Rico; and

          WHEREAS, concurrently with the execution and the consummation of the transactions contemplated by this Agreement, (A) the Purchaser, Mtel LATAM and Mtel International are entering into a Stockholders and Exchange Rights Agreement, dated as of the date hereof and attached hereto as Exhibit A (the "Stockholders Agreement"), pursuant to which (i) the Purchaser shall have the right under certain circumstances to cause Mtel International to exchange (a "Purchaser Exchange") the Shares for shares of common stock, par value $.01 per share, of Mobile Telecommunication Technologies Corp., a Delaware corporation ("Mtel") (the "Mtel Shares"), (ii) Mtel International shall have the right, commencing after six years from the date of issuance of the Shares and subject to certain conditions, to require the Purchaser to exchange (an "Mtel International Exchange") the Shares for Mtel Shares and (iii) certain arrangements regarding the governance of Mtel LATAM and the relationship between the shareholders of Mtel LATAM are speci-fied, and (B) the Purchaser and Mtel are entering into a Contribution, Standstill and Registration Rights Agreement, dated as of the date hereof, attached hereto as Exhibit B (the "Contribution, Standstill and Registration Rights Agreement" and, collectively with this Agreement, the Stockholders Agreement, and the Puerto Rico Documents and the other agreements and documents concerning the transactions contemplated hereby and thereby, the "Transaction Documents") pursuant to which (i) the Purchaser will have certain registration rights with respect to the Mtel Shares it will receive in the event of a Purchaser Exchange or an Mtel International Exchange, (ii) the Purchaser will be subject to certain "standstill" provisions with respect to Mtel and (iii) Mtel will be obligated to contribute to Mtel International a number of Mtel Shares sufficient to effect a Purchaser Exchange or an Mtel International Exchange, as the case may be.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1.   Purchase and Sale of the Shares.
               -------------------------------

          1.1  Agreement to Purchase and Sell.  Upon the basis of the
               ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, at the Closing referred to in
Section 1.2 hereof and taking place simultaneously herewith, Mtel LATAM agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from Mtel LATAM, the Common Shares and the Preferred Shares, the terms of which are set forth in the form of Amended and Restated Certificate of Incorporation of Mtel LATAM , attached hereto as Exhibit C, in each case, free and clear of all claims, liens, charges and encumbrances of any nature whatsoever (collectively, "Liens"). In consideration of the issuance and sale of such Shares by Mtel LATAM to the Purchaser, the Purchaser agrees to pay in the aggregate to Mtel LATAM $31,500,000, consisting of:

               (a) $18,500,000 in respect of the Preferred Shares payable at Closing (the "Preferred Shares Purchase Price") and

               (b) $13,000,000 in respect of the Common Shares, $5,000,000 of which shall be payable at Closing and the remainder of which shall be payable from time to time in accordance with the capital requirements of Mtel LATAM, subject to the provisions of Section 1.4 hereof (the "Common Shares Purchase Price" and together with the Preferred Shares Purchase Price, the "Purchase Price").

          1.2  Closing.  The closing of the transactions contemplated hereby
               -------
(the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 at 9:00 a.m., Eastern Daylight Time, on September 20, 1996. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          1.3  Delivery and Payment.  At the Closing, (a) Mtel LATAM will
               --------------------
deliver or cause the delivery of (if not previously delivered) to the Purchaser
(i) one or more stock certificates evidencing the Common Shares issued in the name of the Purchaser, (ii) one or more stock certificates evidencing the Preferred Shares issued in the name of the Purchaser, (iii) an executed copy of the Stockholders Agreement and (iv) all other documents, instruments and writings required by it to be delivered by Mtel LATAM to the Purchaser pursuant to this Agreement and the other Transaction Documents to which it is a party or otherwise required in connection herewith or therewith, and (b) the Purchaser will deliver or cause the delivery of to Mtel LATAM (i) $23,500,000 by wire transfer of immediately available funds to the account of Mtel LATAM to be designated by Mtel LATAM in writing not later than two business days prior to the Closing Date, (ii) an executed copy of the Stockholders Agreement and (iii) all other documents, instruments and writings required to be delivered by the Purchaser to Mtel LATAM pursuant to this Agreement and the other Transaction Documents or otherwise required in connection herewith or therewith.

          1.4  Common Shares Purchase Price.  (a) Upon the written request (a
               ----------------------------
"Request Notice") of Mtel LATAM, which request shall be at least 15 business days in advance of the requested payment date, the Purchaser shall pay to Mtel LATAM, by wire transfer of immediately available funds to an account designated by Mtel LATAM in its Request Notice, the portion of the Common Shares

Purchase Price not paid at Closing as specified in the Request Notice (each, a "Subsequent Payment"). Any such request by Mtel LATAM shall be in the sole discretion of a majority of the Board of Directors of Mtel LATAM and any dispute as to the necessity of a payment shall be determined solely by the representatives on such Board appointed by Mtel International. The date on which a Subsequent Payment occurs is hereinafter referred to as a "Subsequent Payment Date." Request Notices shall be made by Mtel LATAM (i) from time-to-time in accordance with Mtel LATAM's capital requirements and (ii) to the extent that there then remains any unpaid portion of the Common Shares Purchase Price fifteen business days prior to the consummation by Mtel LATAM of an offering (whether registered under the Securities Act of 1933, as amended (the "Securities Act"), or in a transaction exempt therefrom) of debt securities in excess of $15,000,000. Notwithstanding the foregoing and without delivery of a Request Notice, any remaining unpaid portion of the Common Shares Purchase Price shall be paid in full no later than March 31, 1997 by the Purchaser. Each such request shall be in an amount of at least $1,000,000, except that a Request Notice pursuant to clause (ii) above shall request payment of the entire remaining unpaid portion of the Common Shares Purchase Price.

               (b) Mtel LATAM shall include in each Request Notice (i) instructions for payment by wire transfer; (ii) the amount of the payment; and
(iii) in the event of a Request Notice pursuant to clause (i) of the preceding paragraph, a description, in reasonable detail, of the use of the funds previously provided by Newbridge to Mtel LATAM in response to the immediately preceding Request Notice, if any, and the planned use of the funds to be provided by the Purchaser to Mtel LATAM in response to the current Request Notice.

          2.   Representations and Warranties of Mtel LATAM.  Mtel LATAM
               --------------------------------------------
represents and warrants to the Purchaser as of the date hereof and as of the Closing Date (except as otherwise stated herein) as follows:

          2.1  Incorporation and Organization.  Each of Mtel, Mtel International
               ------------------------------
and Mtel LATAM is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and each Material Subsidiary (as defined herein), and to Mtel

LATAM's Knowledge (as defined herein), each of the other Subsidiaries (as defined in Section 2.2 below) is an entity duly incorporated or formed, as the case may be, and organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of incorporation or organization. Mtel LATAM, each of the Material Subsidiaries, and to Mtel LATAM's Knowledge, each of the other Subsidiaries (i) has all requisite corporate power and authority to transact its business as now or heretofore transacted or as proposed to be transacted and (ii) is duly qualified, licensed, or admitted to do business as a foreign corporation or other entity, as the case may be, and is (if applicable) in good standing in each jurisdiction in which the character of its assets, properties and revenues (collectively, the "Assets") or the nature of its business requires such qualification, licensing, or admission, except for such jurisdictions where the failure to be so qualified, licensed, or admitted or to be in good standing would not have a material adverse effect on the business, operations or financial condition of Mtel LATAM and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

          2.2  Subsidiaries.  (a) Schedule 2.2 to this Agreement (i) sets forth
               ------------
a true and complete list as of the date hereof of all of the entities in which Mtel LATAM directly or indirectly owns or holds an interest (the "Subsidiaries"), (ii) specifically identifies each Subsidiary that is a Material Subsidiary, and (iii) sets forth with respect to each Subsidiary (A) the correct name of such Subsidiary, (B) the jurisdiction of its incorporation, (C) the percentage of the outstanding shares of each class of its capital stock owned, directly or indirectly, by Mtel LATAM and (D) the names of any other holders of each class of the capital stock of such Subsidiary and the percentage of each such class owned by each such other holder. Mtel LATAM has prior to the execution and delivery of this Agreement made available to the Purchaser true and complete copies of the organizational documents of each of the Material Subsidiaries as in effect on the date hereof. Except as set forth on Schedule 2.2, all of the outstanding shares of each of the Subsidiaries owned, directly or indirectly, by Mtel LATAM, have been duly authorized and issued and are free and clear of any Lien except for the shares of capital stock of Mtel Puerto Rico owned by Mtel LATAM which have been pledged pursuant to the Mtel Loan Agreement which pledge shall be released immediately upon consummation of the transactions contemplated by this Agreement. A "Material Subsidiary" shall mean any operating Subsidiary of Mtel LATAM in Argentina, Brazil (other than Teletrim or Vicom Servicos de Radiochamada Ltda. (collectively the "Designated Subsidiary")), Colombia, Mexico, Venezuela or Puerto Rico, and any other operating Subsidiary of Mtel LATAM whose revenues (calculated on a proportionate basis) represent 7.5% or more of the consolidated revenues of Mtel LATAM, as calculated by reference to such Subsidiary's and Mtel LATAM's most recent annual Financial Statements.

               (b) Except as set forth on Schedule 2.3, there are no outstanding securities convertible into or exchangeable or exercisable for any shares of the capital stock of any Material Subsidiary, or to Mtel LATAM's Knowledge, any Subsidiary, nor are there outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of the capital stock of any Material Subsidiary, or to Mtel LATAM's Knowledge, any other Subsidiary, or any securities convertible into or exchangeable or exercisable for any shares of any such capital stock.

          2.3  Capitalization.  (a) As of the Closing, after giving effect to
               --------------
the provisions of Section 8.4 of the Stockholders Agreement but prior to the issuance of the shares to the Purchaser, (i) the authorized capital stock of Mtel LATAM consists solely of 1,000,000 shares of Common Stock, 8,000, of which are issued and outstanding, and 200,000 shares of Preferred Stock, of which 88,000 are issued and outstanding and (ii) all of such issued and outstanding shares of Common Stock and Preferred Stock are owned by Mtel International. All of the capital stock of Mtel LATAM that is or will be issued and outstanding as of the Closing is or will be at such time duly authorized, validly issued, fully paid (other than the Common Shares) and non-assessable, and free and clear of any Liens, except for the shares of capital stock of Mtel LATAM owned by Mtel
           ------
International which have been pledged pursuant to the Credit, Security, Guaranty and Pledge Agreement (the "Mtel Loan Agreement"), dated as of December 21, 1995, as amended, among Skytel Corp., Mtel, the Subsidiaries of Mtel referred to therein, the lenders referred to therein, The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent for the lenders, Credit Lyonnais New York Branch, as documentation agent, and J.P. Morgan Securities Inc., as co-syndication agent. Except (i) for shares of Common Stock reserved (x) for issuance upon the conversion of the Preferred Stock and (y) in connection with the Stock Option Plan (as defined in the Stockholders Agreement), (ii) for the shares of capital stock of Mtel LATAM owned by Mtel International which have been pledged to lenders pursuant to the Mtel Loan Agreement, (iii) as otherwise contemplated by this Agreement, the Stockholders Agreement (including the shares to be distributed to Mtel International as provided in Section 8.4 of the Stockholders Agreement), the Contribution Agreement, Standstill and Registration Rights and the Puerto Rico Documents and (iv) as set forth on Schedule 2.3, (1) there are no restrictions on the transfer of shares of capital stock of Mtel LATAM other than those imposed by relevant state and federal securities laws, (2) there are no agreements, understandings, proxies, trusts or other collaborative arrangements concerning the voting, pledge, purchase and sale, or other transfer of the capital stock of Mtel LATAM or any Material Subsidiary, or to Mtel LATAM's Knowledge, the Designated Subsidiary to which Mtel LATAM or Mtel International is a party or, to Mtel LATAM's Knowledge, to which any other person is a party, and (3) no holder of any security of Mtel LATAM or, to Mtel LATAM's Knowledge, any Material Subsidiary or the Designated Subsidiary is entitled to preemptive, first refusal or similar statutory or contractual rights, arising pursuant to any agreement or instrument to which Mtel LATAM or a Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary is a party, or which are otherwise binding upon Mtel LATAM or a Material Subsidiary, or, to Mtel LATAM's Knowledge, the Designated Subsidiary or to which any other person is a party. Except (1) as provided for in their respective organizational documents, (2) as provided for in any of the Transaction Documents and (3) as set forth on Schedule 2.3, neither Mtel LATAM nor, to Mtel LATAM's Knowledge, any Material Subsidiary or the Designated Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and no person has demand or other rights to cause Mtel LATAM or any

Material Subsidiary to file any registration statement under the Securities Act relating to any securities of Mtel LATAM or any Material Subsidiary, or any right to participate in any such registration.

               (b) Except for (i) the Preferred Shares, the Puerto Rico Shares, and the options and shares in connection with the Stock Option Plan, or (ii) as otherwise contemplated by this Agreement and the Stockholders Agreement, there are no outstanding securities convertible into or exchangeable or exercisable for any shares of the capital stock of Mtel LATAM, nor are there outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of the capital stock of Mtel LATAM or any securities convertible into or exchangeable or exercisable for any shares of such capital stock.

          2.4  Authorization; Valid and Binding Agreements.  Each of Mtel, Mtel
               -------------------------------------------
International and Mtel LATAM has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of its obligations and undertakings hereunder and thereunder and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by Mtel, Mtel International and Mtel LATAM of their obligations hereunder and thereunder, and the issuance and sale of the Shares have been duly authorized by all necessary corporate action including Board of Directors approval on the part of Mtel, Mtel International and Mtel LATAM. This Agreement and the other Transaction Documents to which Mtel, Mtel International or Mtel LATAM, as the case may be, is a party have been duly and validly executed and delivered by Mtel, Mtel International or Mtel LATAM, as the case may be. Assuming due authorization, execution and delivery by the Purchaser, this Agreement and the other Transaction Documents to which Mtel, Mtel International or Mtel LATAM, as the case may be, is a party constitute legal, valid and binding obligations of Mtel, Mtel International or Mtel LATAM, as the case may be, enforceable against Mtel, Mtel International or Mtel LATAM, as the case may be, in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          2.5  Financial Statements.  (a) Mtel LATAM has delivered to the
               --------------------
Purchaser copies of the following financial statements: (i) audited consolidated Financial Statements (as defined below) of Mtel LATAM and its Subsidiaries as of and for the fiscal years ended December 31, 1993, 1994 and 1995, together with reports on such audited consolidated Financial Statements of Arthur Anderson LLP, Mtel LATAM's independent public accountants, (ii) the unaudited consolidated Financial Statements of Mtel LATAM and its Subsidiaries as of and for the six month period ended June 30, 1996, (iii) the audited Financial Statements of each Material Subsidiary as of and for the fiscal years ended December 31, 1993, 1994 and 1995, together with reports thereon of such Material Subsidiary's independent public accountants and (iv) the unaudited trial account balances of each Material Subsidiary as of and for the six month period ended June 30, 1996; provided that in the case of each of clauses (iii) and (iv) above, only to the extent such Subsidiary was in existence and operating on the relevant date of such Financial Statement as to which the representation is made. "Financial Statements" shall mean the balance sheet as of the date(s) indicated and the related statements of operations, cash flows and changes in shareholders' equity (including all related notes and schedules thereto) for the period(s) indicated. The Financial Statements referred to in clauses (i), (ii), (iii) and (iv) above are collectively referred to herein as the "Mtel LATAM Statements."

               (b) All of the audited Mtel LATAM Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), except as set forth in the notes thereto, and all of the Mtel LATAM Statements accurately set forth and fairly present in all material respects the consolidated financial position and results of operations of Mtel LATAM and its Material Subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Schedule 2.5 sets forth the method of accounting treatment used in the Financial Statement of Mtel LATAM for each of the Material Subsidiaries for each of the respective periods.

          2.6  Undisclosed Liabilities.  As of the date hereof, except for
               -----------------------
liabilities (i) reflected on or reserved against on the balance sheets as of December 31, 1995 or June 30, 1996 of Mtel LATAM or the Material Subsidiaries or disclosed in any note thereto provided to the Purchaser, (ii) set forth on
Schedule 2.6 hereto, (iii) incurred in the ordinary course of Mtel LATAM's or any of the Material Subsidiaries' business or (iv) contemplated by this Agreement, neither Mtel LATAM nor any of the Material Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which would be required by GAAP to be reflected on or reserved against on the balance sheet of Mtel LATAM or any of the Material Subsidiaries.

          2.7  No Conflicts, Violation, Etc.  The execution and delivery by
               ----------------------------
Mtel, Mtel International or Mtel LATAM, as the case may be, of this Agreement and the other Transaction Documents to which such person is a party does not, and the performance by Mtel, Mtel International or Mtel LATAM, as the case may be, of its obligations under this Agreement and the other Transaction Documents to which such person is a party and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with or result in violation or breach of any provision of the charter or by-laws or similar organizational documents of Mtel, Mtel International or Mtel LATAM or any Material Subsidiary, or to Mtel LATAM's Knowledge, any other Subsidiary; (b) conflict with or result in a violation or breach of any law, regulation, rule, judgment, decree, order, of any court or governmental authority to which Mtel, Mtel International or Mtel LATAM or any Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary, may be subject; (c) cause or give the right to cause the acceleration of the maturity of any debt or obligation of Mtel, Mtel International, Mtel LATAM or any Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary; or (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of any Lien upon any property of Mtel, Mtel International, Mtel LATAM or any Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary, under, any agreement to which Mtel LATAM or any Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary, is a party or by which Mtel LATAM or any Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary, is bound, except in the case of clauses
(b), (c) and (d) above, for such violations, conflicts or defaults which would not have a Material Adverse Effect or in the case of Mtel or Mtel International, a material adverse effect on the business or financial condition of Mtel or Mtel International, and each of their Subsidiaries, taken as a whole, or those as to which requisite waivers or consents have been obtained.

          2.8  Consents.  Assuming the accuracy of the representation of the
               --------
Purchaser set forth in Section 3.5 hereof, except as set forth on Schedule 2.8 hereof, no consents, approvals, actions or authorizations of, or registrations, declarations or filings with or notices to, any administrative, governmental or other public authority are required to be obtained or made by Mtel, Mtel International or Mtel LATAM or any Material Subsidiary or to Mtel LATAM's Knowledge, the Designated Subsidiary, in connection with (i) the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party, (ii) the consummation of the transactions contemplated hereby and thereby, or (iii) the issuance of the Securities, except where the failure to obtain such consent, approval, action or authorization or make such registration, declaration or filing would not have a Material Adverse Effect. Mtel has taken all action necessary to designate Mtel LATAM an "Unrestricted Subsidiary" pursuant to the Mtel Loan Agreement and the Indenture (as hereinafter defined).

          2.9  Exemption from Securities Act.  Assuming that the
               -----------------------------
representations, warranties and acknowledgments of the Purchasers provided for in Section 3.5 of this Agreement or otherwise contained herein are true and correct, the sale of the Shares pursuant to this Agreement will be exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the registration provisions of any blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws") of any applicable jurisdiction.

          2.10 Litigation.  There are no actions, suits, proceedings pending or,
               ----------
to Mtel LATAM's Knowledge,
threatened, against Mtel, Mtel International or Mtel LATAM or any of its Material Subsidiaries in any court or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement, any Transaction Document or the issuance of the Securities, or which, if adversely determined, would have a Material Adverse Effect.

          2.11 No Material Adverse Change.  Except as set forth on Schedule 2.11
               --------------------------
hereof, or in the June 30, 1996 Mtel LATAM Financial Statements, or as contemplated by this Agreement, since December 31, 1995, there has not been a Material Adverse Effect.

          2.12 Compliance with Laws.  Except as set forth in Schedule 2.12
               --------------------
hereto, neither Mtel LATAM nor any of the Material Subsidiaries is in violation of any statutes, laws, ordinances, governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which any of them is subject, or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except for such violations or failures to obtain as would not have a Material Adverse Effect.

          2.13 Certificates, Authorizations, Permits and Licenses.  (a)  Except
               --------------------------------------------------
as set forth on Schedule 2.13(a) hereto, Mtel LATAM and each of the Material Subsidiaries and, to Mtel LATAM's Knowledge, the Designated Subsidiary, possess such certificates, authorizations and permits issued by the appropriate federal, state and foreign regulatory agencies or bodies as are necessary to conduct the business as now operated by them except where the failure to possess the same would not have a Material Adverse Effect.

               (b) All paging and messaging licenses, permits, and similar regulatory documents which are material to the Business or operations of Mtel LATAM and its Material Subsidiaries and, to Mtel LATAM's Knowledge, the Designated Subsidiary, (the "Licenses") are in full force and effect and free and clear of all Liens which have been imposed by an action of Mtel LATAM or the

Material Subsidiary and, to Mtel LATAM's Knowledge, the Designated Subsidiary, as the case may be, and such validity and effectiveness, to Mtel LATAM's Knowledge, have not been impaired by the passage of any law, statute, or regulation by any governmental authority in an applicable jurisdiction since the granting or assignment of the License. Mtel LATAM and its Material Subsidiaries and, to Mtel LATAM's Knowledge, the Designated Subsidiary, are not, and have not received any notice that Mtel LATAM or a Material Subsidiary or, to Mtel LATAM's Knowledge, the Designated Subsidiary, is, in default (or with the giving of notice or lapse of time or both, would be in default) under, or has violated, any such License. Each Material Subsidiary and, to Mtel LATAM's Knowledge, the Designated Subsidiary holds or has a right to use, and following the Closing will hold or have a right to use, the necessary licenses to operate its paging and messaging services on the 931.9375 MHz frequency and except as set forth on
Schedule 2.13 hereof, none of such licenses expires in accordance with its terms prior to December 31, 1997.

          2.14  Intellectual Property.  Each of Mtel LATAM and each Material
                ---------------------
Subsidiary has all of its respective right, title and interest in, or to, or a valid and binding license to use certain intellectual property consisting of trademarks, software and paging technology which is set forth on Schedule 2.14 hereto (the "Intellectual Property"). All of such licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. To Mtel LATAM's Knowledge, each of Mtel LATAM and each Material Subsidiary has all trademarks, tradenames, licenses (other than paging licenses) and similar intellectual property necessary for the operation of its business as presently conducted, except where the failure to have such intellectual property would not have a Material Adverse Effect.

          2.15  Expenditures.  Schedule 2.15 hereto sets forth a summary as of
                ------------
the date hereof of the capital expenditures, working capital requirements, and business development costs incurred by Mtel LATAM or the Subsidiaries from January 1, 1996 through June 30, 1996 that have been financed through loans made by Mtel or Mtel International.

          2.16  Affiliate Transactions.  Schedule 2.16 lists (i) all material
                ----------------------
contracts, arrangements or transactions between, on the one hand, Mtel LATAM or any Subsidiary, and on the other hand, any of Mtel LATAM's affiliates including, without limitation, Mtel and Mtel International and (ii) any agreements to enter into any such contracts, arrangements or transactions.

          2.17  Foreign Corrupt Practices Act.  To Mtel LATAM's Knowledge,
                -----------------------------
neither Mtel LATAM, Mtel International, Mtel, nor any of the Material Subsidiaries, or any of their respective officers, employees or directors acting at the direction of Mtel LATAM has taken any action in violation of the Foreign Corrupt Practices Act of the United States, as amended (the "FCPA").

          2.18  Brokers.  In connection with the issuance and sale of the
                -------
Shares, Mtel has agreed to cause Mtel LATAM to pay the fees and expenses of Dillon, Read & Co. Inc. ("Dillon Read") pursuant to that certain Agreement dated October 17, 1995 between Mtel LATAM and Dillon Read. Mtel LATAM has dealt with no broker, finder, commission agent or other person in connection with the sale of the Shares and the transactions contemplated by this Agreement, and Mtel LATAM is under no obligation to pay any broker's fee or commission in connection with such transactions, other than fees payable to Dillon Read as placement agent in connection with the issuance and sale of the Shares by Mtel LATAM and for services rendered in connection with related transactions, which fees are the obligation solely of Mtel LATAM.

          2.19  Waiver and Consent.  Mtel LATAM has provided the Purchaser with
                ------------------
true and correct copies of (i) that certain Amendment No. 2, dated August 23, 1996, to the Mtel Loan Agreement and (ii) the Supplemental Indenture, dated July 17, 1996, by and between Mtel and Texas Commerce Bank National Association, as trustee (the "Trustee") supplementing the Indenture (as amended, the "Indenture"), dated as of December 29, 1994, between Mtel and the Trustee, relating to the 13-1/2% Senior Notes due 2002.

          2.20  Employee Benefit Plans.  Neither Mtel LATAM nor any of its
                ----------------------
Material Subsidiaries maintains, sponsors, or contributes (or during the last five (5) years has been obligated to maintain, sponsor or contrib-ute or maintained, sponsored or contributed) to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," a "multiple employer welfare arrangement," or a "multiemployer plan", as those terms are defined in Sections 3(1), 3(2), 3(4) or 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          2.21  Contracts.  Schedule 2.21 sets forth a list of all contracts to
                ---------
which Mtel LATAM, any Material Subsidiary, or to Mtel LATAM's Knowledge, any Subsidiary (except Teletrim) is a party which have an obligation or commitment of greater than $2 million per year (the "Material Contracts"). No default or defaults (without regard to notice or lapse of time or both) exist by Mtel LATAM or, to Mtel LATAM's Knowledge, any of its Subsidiaries in the due performance by it, or, to Mtel LATAM's Knowledge, by the other party or parties thereto, of any term, covenant or condition of any Material Contract and all of such Material Contracts are in full force and effect as of the date hereof, except for such defaults or failures to be in full force and effect which would not have a Material Adverse Effect.

          3.   Representations and Warranties of the Purchaser.  The Purchaser
               -----------------------------------------------
represents and warrants to Mtel LATAM as of the date hereof and as of the Closing Date (except as otherwise stated herein) as follows :

          3.1  Organization.  The Purchaser is a limited partnership duly
               ------------
formed, validly existing and in good standing under the laws of the Cayman Islands. Purchaser has full partnership power and authority to own and operate its assets and properties and carry on its businesses as presently conducted.

          3.2  Authority.  The Purchaser has all requisite power and authority
               ---------
to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of its obligations and undertakings hereunder and thereunder and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Purchaser is a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Purchaser. This Agreement and the other Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by Mtel, Mtel LATAM and Mtel International, this Agreement and the other Transaction Documents to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3.3  Consents.  No consents, approvals, actions or authorizations of,
               --------
or registrations, declarations or filings with or notices to, any administrative, governmental or other public authority, are required to be obtained or made by the Purchaser in connection with (i) the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party or (ii) the consummation of the transactions contemplated hereby and thereby except for as required by reasons pertaining specifically to Mtel LATAM or any Subsidiary or except where the failure to obtain such consents, approvals, actions or authorizations or make such registration, declaration, or filing would not have a Material Adverse Effect and would not have a material adverse effect on the transactions contemplated hereby.

          3.4  No Conflicts, Violation, Etc.  The execution and delivery by
               ----------------------------
Purchaser of this Agreement and the other Transaction Documents to which it is a party does not, and the performance by Purchaser of its obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a violation or breach of any provision of the charter or by-laws or similar organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any law, regulation, rule, judgment, decree, order, of any court or governmental authority to which Purchaser may be subject; or (c) violate, or be in con-flict with, or constitute a default under, or permit the termination of, or result in the creation of any Lien upon the Shares under, any agreement to which Purchaser is a party or by which Purchaser is bound except in the case of clauses (b) and (c) above, for such violations, conflicts, or defaults which would not have a Material Adverse Effect and would not have a material adverse effect on the transactions contemplated hereby.

          3.5  Purchase for Investment.  The Purchaser represents that (i) it is
               -----------------------
acquiring the Shares for its own account, for investment purposes only and not with a view to the resale or distribution thereof or with any present intention of distributing or selling any of the Shares, it being understood that the right to dispose of such Shares shall be entirely within the discretion of the Purchaser; (ii) it has authority to make the representations contained in this
Article 3; (iii) it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Shares; (iv) it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act or a similar institutional investor; (v) it is acquiring all the Shares to be acquired by it hereunder with no view or intention to offer for sale any of the Shares in a manner which would violate federal or state securities laws; subject, however, to any requirement of law that the disposition of its property shall at all times be and remain within its control;
(vi) that it is aware that the Shares, and that any shares issuable upon the exchange or conversion of the Shares, have not been and, subject to the terms of the Stockholders Agreement and the Contribution and Registration Rights Agreement, as the case may be, will not be registered under the Securities Act and may not be offered or sold within the United States to, or for the account or benefit of, U.S. persons, except as provided below; and (vii) it has received the information it has requested in connection with its execution of this Agreement and its purchase of the Shares, and has been given the opportunity and right to meet, and to ask questions and receive answers from, the representatives of Mtel LATAM and to investigate and inquire into all aspects of Mtel LATAM and the terms and conditions of the purchase of the Shares.

          The Purchaser agrees that the following restrictive legends will be placed on certificates representing any or all of the Shares and that transfer of any or all of the Shares may be refused by Mtel LATAM's transfer agent unless the Shares for which transfer is sought are registered under the Securities Act and all other applicable federal securities or blue sky laws or unless the Purchaser provides information satisfactory to Mtel LATAM that such registration is not required:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 19, 1996 (THE "STOCKHOLDERS AGREEMENT"), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF MTEL LATIN AMERICA, INC. ("MTEL LATAM") AND WHICH WILL BE FURNISHED WITHOUT CHARGE TO A STOCKHOLDER UPON WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

     NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND, EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS") OR (B) IF MTEL LATAM HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO MTEL LATAM, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS."

In addition, the following legend shall be added to the Purchaser's certificates representing the Common Stock:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO MANDATORY EXCHANGE RIGHTS, PURSUANT TO WHICH THESE SECURITIES WILL BE EXCHANGED FOR COMMON STOCK OF MOBILE TELECOMMUNICATION TECHNOLOGIES CORP. IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT. TRANSFEREES ACQUIRING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST AS A CONDITION TO SUCH TRANSFER ENTER INTO AN AGREEMENT WITH THE ISSUER AND ITS PARENT PURSUANT TO WHICH IT AGREES TO BE BOUND BY THE FOREGOING EXCHANGE RIGHTS. ANY PURPORTED TRANSFER NOT COMPLYING WITH THE FOREGOING SENTENCE SHALL BE NULL AND VOID."

In addition, the following legend shall be added to the Purchaser's certificates representing the Common Stock:

     "THE TOTAL AMOUNT OF CONSIDERATION TO BE PAID FOR THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS $13,000,000 AND THE AMOUNT PAID FOR SUCH SECURITIES WAS $5,000,000."

In addition, the following legend shall be added to the certificates representing the Preferred Stock:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO MANDATORY OBLIGATIONS TO EXCHANGE THESE SECURITIES IN EXCHANGE FOR COMMON STOCK OF MOBILE TELECOMMUNICATION TECHNOLOGIES CORP. ("MTEL") IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT (INCLUDING THE MANDATORY OBLIGATION TO EXCHANGE THESE SECURITIES IN EXCHANGE FOR COMMON STOCK OF MTEL IN THE EVENT THAT SHARES OF COMMON STOCK OF MTEL LATIN AMERICA, INC. ARE EXCHANGED FOR MTEL COMMON STOCK). TRANSFEREES ACQUIRING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST AS A CONDITION TO SUCH TRANSFER ENTER INTO AN AGREEMENT WITH THE ISSUER AND ITS PARENT PURSUANT TO WHICH IT AGREES TO BE BOUND BY THE FOREGOING EXCHANGE RIGHTS. ANY PURPORTED TRANSFER NOT COMPLYING WITH THE FOREGOING SENTENCE SHALL BE NULL AND VOID."

          The Shares being delivered pursuant to this Agreement shall not be transferable by the Purchaser except (A) (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144, or any successor rule, under the Securities Act or (iii) upon receipt by Mtel LATAM of a written opinion of counsel reasonably satisfactory to Mtel LATAM to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws and (B) following notice to the transferee of any restrictions on the transfer of such Shares.

          Upon complete satisfaction of the Purchaser's obligation pursuant to
Section 1.4 hereof, the Purchaser may deliver the certificates representing the Common Stock to the secretary of Mtel LATAM who will replace such certificates with certificates bearing the legends set forth above with the final legend specific to the Purchaser's Common Stock deleted.

          3.6  Additional Purchaser Representation.  The Purchaser acknowledges
               -----------------------------------
that it is aware that Francisco J. Amaro, the President and Chief Operating Officer of Mtel LATAM, is the son-in-law of John N. Palmer, the Chairman of the Board of Directors of Mtel and Chairman of the Board and Chief Executive Officer of Mtel LATAM.

          4.   Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          5.   Successors and Assigns.  Neither the Purchaser's nor Mtel LATAM's
               ----------------------
rights or obligations under this Agreement shall be assigned, except for an assignment by the Purchaser of its Shares and its rights and obligations under this Agreement to an affiliate of the Purchaser that is controlled by the general partner of the Purchaser; provided, however, that (i) such affiliate is
                                  --------  -------
financially able to meet the obligations of the Purchaser contemplated hereby and by the Transaction Documents; (ii) all of the Purchaser's rights and obligations under the Puerto Rico Documents are simultaneously assigned to such affiliate; and (iii) that such affiliate's assets are not "Plan Assets" as such term is defined in Title 1 of ERISA. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this
Section 5, the provisions of this

Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          6.   Collateral Agreements, Amendments and Waivers.  This Agreement
               ------------------------------------- -------
(together with the documents delivered pursuant hereto) supersedes all prior documents, understandings and agreements, oral or written, relating to this transaction and, except for any confidentiality agreement currently existing between the parties, constitutes the entire understanding between the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by all of the parties to this Agreement.

          7.   Expenses.  Each party shall pay all costs and expenses incurred
               --------
by it in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby. On the Closing Date, Mtel LATAM shall reimburse the Purchaser for its reasonable out-of-pocket expenses (supported by reasonable documentation) incurred in connection with the transactions contemplated hereby, in a amount not to exceed in the aggregate $325,000, which amount shall be deducted from the portion of the Purchase Price to be paid by the Purchaser at the Closing pursuant to Section 1.1 hereof.

          8.   Invalid Provisions.  If any provision of this Agreement is held
               ------------------
to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof, provided that if such provision may not be so modified such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

          9.   Consolidation.  For as long as the Purchaser shall hold more than
               -------------
20% of the seats on the Board of Directors of Mtel LATAM, neither Mtel, Mtel International nor Mtel LATAM shall take any position on any tax return providing for the consolidation of Mtel LATAM with Mtel or Mtel International for tax purposes, without the